Technology License Agreement
                          between Hewlett-Packard GmbH
                             and The DII Group, Inc.






                                TABLE OF CONTENTS
                                                       PAGE

     RECITALS.......................................... 2

      DEFINITIONS.......................................2

      OWNERSHIP.........................................3

      LICENSE GRANT.....................................4

      DELIVERY..........................................6

      PAYMENT...........................................6

      WARRANTY AND INDEMNIFICATION......................7

      TERMINATION.......................................8

      GENERAL PROVISIONS................................8






                          TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement is entered into by Hewlett-Packard GmbH, a company registered and incorporated under the laws of Germany ("HP"), and The DII Group, Inc., a Delaware corporation ("DII GROUP"). This Technology License Agreement is effective as of Closing.

                                    RECITALS:

The parties have entered into the MAPA, and it is a condition to closing of the transactions contemplated by the MAPA that the parties enter into this Agreement.

The parties agree as follows:

1. DEFINITIONS

     1.1  The following definitions have the same meaning as in the MAPA:

          1.1.1 Affiliate"

          1.1.2 "CDA"

          1.1.3"Closing"

          1.1.4 "Closing Date"

          1.1.5 "Effective Time"

          1.1.6 "Memorandum of Understanding"

          1.1.7 "New CDA"

          1.1.8 PRCO"

          1.1.9 "Site"

          1.1.10 Transition Services Agreement

     1.2 "Laser Patent" means the improvements disclosed in the invention entitled "Apparatus for Laser Machining with a Plurality of Beams" having Siegfried Dippon, et al, as named inventors and which is found in European Patent No. 0683007 and any legal equivalent in a foreign country (including U.S. Patent No. 5,676,866), including the right to claim priority, and in all patents obtained for the invention by this application or its continuation, division, renewal, or substitute, and any reissue or re-examination of the patents.

     1.3  "LicensedTechnology"   means  the  technology  licenses  described  in
          Schedule 1.6 to this Agreement to be licensed by HP pursuant to this Agreement.

     1.4 "MAPA" means the Master Asset Purchase Agreement, made and effective as of Closing between HP, Multilayer Technology and Co KG and DII GROUP.

     1.5 "PRCO Trade Secrets" means trade secrets owned by HP in use within PRCO at the Effective Time including, but not limited to, any processes, data, designs, know-how or other technical or commercial information.

     1.6  "Schedule 1.6" (Licensed  Technology)  consists of Subset A and Subset
          B.

     1.7 "Software" means software program(s), associated files and utilities provided with or used by the software programs(s), databases, and all associated documentation, associated instruction manuals and supporting material.

     1.8  "Subset A" lists HP standard commercial software and is a subset of
          Schedule 1.6.

     1.9 "Subset B" lists HP patents and patent applications identified with the PRCO manufacturing operation and is a subset of Schedule 1.6.

2. OWNERSHIP

     2.1 HP will assign to DII GROUP all right, title and interest in the Laser Patent except the assignment is subject to the following:

         2.1.1 HP will have no obligation to assign until DII GROUP obtains the consent of each of the Carl Zeiss firm, Lambda Physik GmbH and Microlas GmbH. HP will use reasonable efforts to complete a consent agreement with the co-owners of the Laser Patent and DII GROUP ("Consent Agreement") by Closing with materially the same terms and conditions as the current draft of the Consent Agreement under negotiation attached as Exhibit B. HP will complete the assignment within a reasonable time after all necessary consents are received. HP will have no obligation for any fees, payments or royalties, if any, necessary to obtain the Consent Agreement except for HP's obligations with respect to paying its share of patent prosecution costs stated in the current draft of the Consent Agreement.

         2.1.2 HP retains a worldwide, non-transferable, irrevocable fully paid-up license without the right to grant sublicenses to make, have made, use, sell, offer for sale and import any technology or product within the scope of the Laser Patent claims, except that HP's license remains subject to the current agreements, as currently amended, with the Carl Zeiss firm, Lambda Physik GmbH and Microlas GmbH and this Section 2.1.2. will take precedence over the Consent Agreement listed in Section 2.1.1. with respect to transferability of the license granted under this Section 2.1.2.

         2.1.3 DII GROUP agrees to be subject to the limitations of HP's agreements with the Carl Zeiss firm, Lambda Physik GmbH and Microlas GmbH related to the Laser Patent.

         2.1.4 DII GROUP receives no right, title or interest to any modifications or additions made by HP after Closing to any Licensed Technology. HP receives no right, title or interest to any modifications or additions made by DII GROUP after Closing to any Licensed Technology.

         2.1.5 HP will instruct its agent to pay any maintenance fees that become due within three years after Closing for any issued patent listed in Subset B or any patents that issue after Closing based on a patent application listed in Subset B. HP will continue to prosecute any patent applications listed in Subset B at HP's own cost for a period of three years after Closing, except that HP may choose to discontinue prosecution of such a patent application based on HP's commercially reasonable judgment. HP will have no obligation with respect to any patents or patent applications listed in Subset B after three years after Closing.

3. LICENSE GRANT

     3.1 HP grants DII GROUP and DII GROUP accepts a license under the terms and conditions of the HP standard product license attached as Exhibit A for the HP products listed in Subset A. The terms and conditions of the HP standard product license will control in the event of conflicts with the terms and conditions of this Agreement or the MAPA, except this Agreement will control with respect to the following sections of the HP standard product license: Prices, Orders, Delivery, Shipment and Risk of Loss, Installation and Acceptance and Payment.

     3.2 HP grants to DII GROUP and its Affiliates a non-exclusive, non-transferable, worldwide, perpetual license to use the PRCO Trade Secrets for the purpose of building, manufacturing, designing, selling or marketing goods, services, or products with respect to any technical or commercial applications DII GROUP deems appropriate within facilities controlled or operated by DII GROUP or its
          Affiliates, without a right of sublicense and subject to the confidentiality restrictions contained in the New CDA.

     3.2 HP grants to DII GROUP and its Affiliates a non-exclusive, non-transferable, worldwide, perpetual license to make, use, sell, offer for sale, and import the inventions within the scope of the patents, patent applications, utility models and utility model applications listed in Subset B for the purpose of building, manufacturing, designing, selling or marketing goods, services, or products with respect to any technical or commercial applications DII GROUP deems appropriate within facilities controlled or operated by DII GROUP or its Affiliates, without a right of sublicense and subject to the confidentiality restrictions contained in the New CDA, except that this license grant will not be effective prior to DII GROUP obtaining any necessary consents related to the inventions. HP will have no obligation for any fees, payments or royalties, if any, necessary to obtain the consents.

     3.3 Upon HP's request at any time after the Closing Date, DII GROUP will grant HP a sublicense to the Dycostrate technology under the terms of the Technical Cooperation and License Agreement between Hewlett-Packard GmbH (Boeblingen, Germany) and Dyconex AG (Zurich, Switzerland), Dyconex Patente AG (Zug, Switzerland) signed April 30, 1993 and the Amendment of the Technical Cooperation and License Agreement signed June 3, 1996 (together known as the "Dyconex Agreement"). DII GROUP will make reasonable efforts to make the essential terms of the sublicense reflect DII GROUP's intention to grant HP the broadest available sublicense and to grant HP the lowest available cost sublicense. DII GROUP will not amend the Dyconex Agreement to make the essential terms of such a sublicense unavailable to HP without HP's prior written approval, which may not be unreasonably withheld. If such a sublicense is unavailable due to the limitations of the Dyconex Agreement in place at Closing, then DII GROUP will have no obligation to grant HP such a sublicense and HP's option to request such a sublicense will terminate.

     3.4 HP grants to DII GROUP and its Affiliates a non-exclusive, non-transferable, worldwide, perpetual license to make, produce, modify, copy, execute, assemble, disassemble, compile, decompile, reproduce, translate, synchronize and use the IPDA software in any location owned or controlled by DII GROUP or its Affiliates and the Sspice software (which is dependent on the HP Spice software licensed in Section 3.6) within the Site only in source code and object code format without a right of sublicense, except that the Sspice software may be remotely accessed from other sites. This license does not extend the license granted in Section 3.6.

     3.5 HP grants to DII GROUP and its Affiliates a non-exclusive, non-transferable, worldwide, perpetual license to make, produce, modify, copy, execute, assemble, disassemble, compile, decompile, reproduce, translate, synchronize and use the HP Spice software in source code and object code format within the Site without a right of sublicense for a period ending one year after Closing. DII GROUP and its Affiliates agree to remove and destroy all copies of the HP Spice software from all its computer systems at the end of the one-year period.

4. DELIVERY

     4.1 HP will provide DII GROUP and its Affiliates any requested or required assistance related to the prosecution of the Laser Patent, or any activity associated with any interference, litigation or proceeding related to the Laser Patent. DII GROUP will reimburse HP reasonable costs for such requests or assistance.

     4.2 HP will provide DII GROUP copies of available documentation for the Licensed Technology and all available elements of the Software for the Licensed Technology as specified in Schedule 1.6 on or before the Effective Time so as to enable DII GROUP and its Affiliates to comply with its obligations towards third parties relating thereto. DII GROUP may take delivery of the provided copies of the Licensed Technology at the Effective Time, or at the time of availability if HP makes additional elements available after the Effective Time. DII GROUP acknowledges that the provision of access by HP defined above is sufficient to meet all HP obligations with respect to delivery of the Licensed Technology.

     4.3 HP has no other delivery obligations other than as expressly set forth in this Section 4, and as expressly set forth in the MAPA and its related operational agreements.

5. PAYMENT

     5.1 All licenses granted under this Agreement are non-royalty-bearing, fully paid-up licenses with respect to HP, with the exception of inventor compensation described in Section 5.2, any ongoing support obligations and any sublicense granted under Section 3.4. Consideration for the licenses granted and authorizations provided under this Agreement is found within the MAPA.

     5.2 HP and DII GROUP will determine initial compensation offers under the German Employee Invention Act to be made to inventors for patents and patent applications owned by either HP or Multek and licensed under this Agreement, using HP's current process to determine amounts, timing and mode of payments. The patent owner will present the initial offer to the inventor, negotiate, if necessary, with the inventor to determine the final amount and pay the final amount to the inventor, while communicating the status of the negotiation to the other party. The other party will pay the patent owner the portion of the final amount based on its use of the technology covered in the patent or patent application. Either party may request that this process be initiated at any time. Any employee invention compensation arising from the use of any Licensed Technology or the patent or patent applications in Subset B prior to the Closing Date shall, for the avoidance of doubt, be borne by HP.

6. WARRANTY AND INDEMNIFICATION

     6.1 HP warrants that it has the necessary authority from its parent company, Hewlett-Packard Company and any Affiliates, to license or assign rights under this Agreement on behalf of Hewlett-Packard Company or its Affiliates.

          6.2 Any Licensed Technology provided to DII GROUP from HP under this Agreement is provided "AS IS" and without warranty of any kind, except with respect to the following:

         6.2.1 HP will provide any services and fulfill any obligations under this Agreement with reasonable care; and

         6.2.2 Except as otherwise disclosed, HP, to the best knowledge of only the following named list of HP representatives: Thomas Harbach, Siegfried Dippon, Peter Kurz, Karl Bring, and Rudi Speier, is not aware of any third party claims relating to the Laser Patent or the Licensed Technology.

     6.3 EXCEPT AS SET FORTH IN SECTION 2.3, 6.1 AND 6.2 ABOVE, IN NO EVENT SHALL HP HAVE ANY LIABILITY FOR ANY BREACH OF ANY EXPRESS OR IMPLIED WARRANTY UNDER THIS AGREEMENT.

     6.4 HP provides NO WARRANTY that the Licensed Technology referred to herein will operate in accordance with or substantially conform to the Documentation, manuals, any specifications provided or agreed to, and any relevant data sheet or promotional literature distributed by HP.

     6.5 HP provides NO WARRANTY that the Licensed Technology referred to herein are "Year 2000 Compliant." Year 2000 Compliant means that the Licensed Technology will perform without error, loss of data or loss of functionality arising from any failure to process, calculate, compare or sequence date data accurately.

     6.6 HP provides NO WARRANTY that the Licensed Technology, accompanying documentation, trademarks, copyrights and trade names referred to in this Agreement do not violate or infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party, except where expressly provided under Section 6.2.

     6.7 THIS SECTION 6 STATES THE COMPLETE AND ENTIRE TERMS, LIABILITY AND REMEDIES OF THE PARTIES WITH RESPECT TO ANY EXPRESS OR IMPLIED WARRANTIES OR FOR ANY CLAIM OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS BY THE LICENSED TECHNOLOGY OR DOCUMENTATION.

     6.8 HP MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING THE LICENSED TECHNOLOGY AND THE DOCUMENTATION. HP SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF HP OF NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS OF THE LICENSED TECHNOLOGY FOR ANY PARTICULAR PURPOSE.

7. TERMINATION

     7.1 This Agreement may be terminated with the mutual consent of DII GROUP and HP.

     7.2 If terminated, all rights, obligations, representations and any other aspects of this Agreement are ended, except that the following shall survive: warranty and indemnity.

8. GENERAL PROVISIONS

     8.1  The  provisions  of MAPA  Sections 16.2 through 16.8 and 16.10 through
          16.19 apply to this Agreement and are hereby incorporated by reference, except that references to Multek Europe in the incorporated sections will be deemed references to DII GROUP for the purposes of this Agreement.

     8.2  The parties will comply with all applicable export laws.

     8.3 This Agreement is not transferable, except in connection with the sale of substantially all the assets provided to Multek Europe in the MAPA. However, in the event of a transfer under this Section, DII GROUP must obtain HP's consent with respect to the license granted in Section 3.6, which HP may reasonably withhold.

         The parties indicate their agreement to this Technology License Agreement by their signatures below:


                                   Hewlett-Packard GmbH



                                   /s/ Rudi Speier
                                   -------------------------
                                   By: Rudi Speier
                                   Title:  Managing Director,
                                   Finance and Administration


                                   The DII Group


                                    /s/ Steven C. Schlepp
                                   --------------------------
                                   By:Steven C. Schlepp
                                   Printed name: Steven C. Schlepp
                                   Title: Senior Vice President,
                                   Interconnect Technologies